Exhibit 99.1

Quantum-Si Reports Fourth Quarter and Full Year 2025 Financial Results
Releases List Price of ProteusTM Platform
Reiterates Proteus Development Program On Track for Year End 2026 Launch
BRANFORD, Conn. -- (BUSINESS WIRE) -- March 3, 2026 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a proteomics technology company redefining protein analysis through single-molecule detection, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Press Release Highlights

•Reported fourth quarter revenue of $451,000
•Reported on track development of the Proteus platform and related R&D programs to expand proteome coverage and enable broad PTM analysis capabilities
•Announced list price for Proteus of $425,000
•Announced 2026 Financial Guidance

“2025 was a year of significant progress as we continued to advance our technology through multiple new kit launches, expanding the installed base and consumable utilization of our first-generation Platinum Pro system, and delivered on our key strategic goal of demonstrating sequencing on our Proteus prototype system that exceeded our current technology across all key performance metrics,” said Jeff Hawkins, President and Chief Executive Officer of Quantum‑Si. “Since our Investor & Analyst Day in November 2025, engagement from both existing and prospective customers around Proteus has developed nicely. Given the level of customer, prospective customer, and channel partner interest, we elected to release our Proteus list price a quarter earlier than originally planned, allowing our commercial team to more effectively work with customers to incorporate Proteus into their capital budgeting cycles. At a list price of $425,000, we believe Proteus is priced to capture the premium value of the platform and expected launch capabilities while also making the platform accessible to a larger number of potential customers than existing technologies.”
Hawkins continued, “As we move through 2026, we expect tempered near‑term revenue based upon deliberate strategic choices. These include continuing to offer the placement program we initiated during 2025 and embedding upgrade credits into Platinum Pro units sold during 2026 to provide a clear path to Proteus for customers. While this approach moderates near‑term revenue, we believe it positions Proteus for a stronger launch and supports long‑term shareholder value creation.”
Fourth Quarter 2025 and Full Year 2025 Financial Results
For the fourth quarter of 2025, the Company recorded revenue of $0.5 million. Gross profit was $0.1 million resulting in a gross margin of 27%. For the full year ended December 31, 2025, the Company recorded revenue of $2.4 million, gross profit of $1.2 million, and gross margin of 47%. Gross margin is expected to be variable in the near term as the Company progresses through the initial stages of commercialization and as the timing and mix of product sales between instruments and consumable kits fluctuate.
Total operating expenses were $21.2 million in the fourth quarter of 2025, compared to $31.3 million in the same period of the prior year, and $117.3 million for the full year ended December 31, 2025, compared to $110.2 million in the prior year. Adjusted total operating expenses, a non-GAAP financial measure, were $18.3 million in the fourth quarter of 2025 compared to $26.7 million in same period of the prior year, and $86.3 million for the full year ended December 31, 2025, compared to $99.0 million in the prior year. Overall, adjusted operating expenses decreased year over year, reflecting continued cost discipline, streamlined research and development activities, and a more focused allocation of resources toward delivering the Proteus platform.
Net loss was $17.6 million in the fourth quarter of 2025, compared to a net loss of $33.1 million in the same period of the prior year, and $101.3 million for the full year ended December 31, 2025, compared to $101.0 million in the prior year. Adjusted EBITDA, a non-GAAP financial measure, was negative $17.0 million in the fourth quarter of 2025, compared to negative $25.1 million in the same period of the prior year, and negative $80.7 million for the full year ended December 31, 2025, compared to negative $92.8 million in the prior year. A reconciliation of adjusted total operating expenses and adjusted EBITDA to the most directly comparable GAAP measures is included in this press release.
Included in total operating expenses and net loss were one‑time charges associated with legacy litigation matters that were reserved or settled during the year ended December 31, 2025, totaling $18.7 million.
As of December 31, 2025, the Company’s cash and cash equivalents and investments in marketable securities totaled $215.8 million.
2026 Financial Guidance
For the full year 2026, the Company provided the following financial guidance:

Revenue:	Approximately $1.0 million
Adjusted total operating expenses:	$98.0 million or less
Total cash usage:	$93.0 million or less
The Company expects 2026 revenue to be impacted by deliberate strategic actions taken in advance of the anticipated Proteus launch. These actions include embedding upgrade credits into Platinum Pro units sold in 2026 to provide customers with a clear path to Proteus, as well as customers choosing to delay purchasing decisions as they plan for the Proteus platform. As a result, 2026 is expected to represent a transition year as the Company prioritizes positioning Proteus for a successful commercial launch and long‑term adoption. This revenue guidance reflects intentional tradeoffs designed to support market readiness and long‑term platform adoption and is not indicative of underlying demand or the Company’s long‑term growth opportunity.
Adjusted total operating expenses are expected to include all activities required to complete development and support of the commercial launch of the Proteus platform with its anticipated capabilities by the end of 2026. The Company expects to continue managing operating expenses with discipline while prioritizing investments directly tied to Proteus execution and launch readiness.
Total cash usage is expected to include operating expenses related to Proteus development, as well as modest inventory build and commercial readiness activities ahead of the anticipated Proteus launch.
The Company believes its cash, cash equivalents, and investments in marketable securities of $215.8 million as of December 31, 2025, will provide sufficient runway to execute on the Proteus launch and support operations into the second quarter of 2028.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its fourth quarter and full year 2025 financial results on Tuesday, March 3, 2026, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events &

Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated

Quantum-Si is transforming proteomics with a benchtop platform that brings single-molecule protein analysis to every lab, everywhere. The Company’s platform enables real-time kinetic-based detection and allows researchers to move beyond traditional, multistep workflows and directly access dynamic, functional protein insights with unparalleled resolution. By making protein analysis simpler, faster, and more informative, Quantum-Si is accelerating proteomic discoveries to improve the way we live. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation, net lease termination expense, legal settlement expense, net of insurance proceeds, restructuring costs and other non-recurring operating expenses. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, changes in fair value of warrant liabilities and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2026.
Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway, anticipated data and product launches, investor confidence in Quantum-Si and our strategic roadmap, and any financial guidance for 2026. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities, including the use and benefit of artificial intelligence in these and other activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum® protein sequencing instruments and kits and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements;

the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$21,639	$49,241
Marketable securities, current	141,271	160,362
Accounts receivable, net of allowance of $270 and $124, respectively	561	1,333
Legal settlement insurance receivable	4,638	—
Inventory	3,197	4,067
Prepaid expenses and other current assets	4,554	3,006
Total current assets	175,860	218,009
Marketable securities, non-current	52,855	—
Property and equipment, net	13,194	15,993
Operating lease right-of-use assets	3,464	13,061
Other assets	234	808
Total assets	$245,607	$247,871
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,623	$1,931
Accrued payroll and payroll-related costs	5,903	5,331
Accrued contracted services	3,356	2,379
Accrued legal settlement liability	8,000	—
Accrued expenses and other current liabilities	1,505	4,848
Warrant liabilities, current	794	—
Current portion of operating lease liabilities	1,844	3,698
Total current liabilities	23,025	18,187
Warrant liabilities, non-current	—	4,995
Operating lease liabilities	2,322	9,250
Other long-term liabilities	34	19
Total liabilities	25,381	32,451
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 196,431,273 and 146,953,271 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	20	16
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 19,937,500 shares issued and outstanding as of December 31, 2025 and December 31, 2024.	2	2
Additional paid-in capital	918,190	811,998
Accumulated other comprehensive (loss) income	(6)	45
Accumulated deficit	(697,980)	(596,641)
Total stockholders’ equity	220,226	215,420
Total liabilities and stockholders’ equity	$245,607	$247,871

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Revenue
Product	$415	$1,149	$2,286	$2,925
Service	36	43	150	133
Total revenue	451	1,192	2,436	3,058

Cost of revenue
Product	329	569	1,249	1,404
Service	—	13	34	54
Total cost of revenue	329	582	1,283	1,458

Gross profit	122	610	1,153	1,600

Operating expenses:
Research and development	10,946	16,988	53,759	59,641
Selling, general and administrative	10,270	14,299	44,754	50,535
Lease termination expense, net	—	—	13,577	—
Legal settlement expense, net of insurance proceeds	—	—	5,162	—
Total operating expenses	21,216	31,287	117,252	110,176
Loss from operations	(21,094)	(30,677)	(116,099)	(108,576)
Dividend income	155	152	697	1,728
Interest income	2,067	2,065	8,964	9,638
Change in fair value of warrant liabilities	279	(4,639)	4,202	(3,722)
Other income (expense), net	990	(9)	955	(19)
Loss before provision for income taxes	(17,603)	(33,108)	(101,281)	(100,951)
Provision for income taxes	(8)	(13)	(58)	(56)
Net loss	$(17,611)	$(33,121)	$(101,339)	$(101,007)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.08)	$(0.23)	$(0.51)	$(0.71)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	209,185	146,239	197,765	143,196

Other comprehensive (loss) gain:
Net unrealized (loss) gain on marketable securities, net of tax	$(58)	$(93)	$(63)	$70
Foreign currency translation adjustment	(2)	(15)	12	(25)
Total other comprehensive (loss) gain, net of tax	(60)	(108)	(51)	45
Comprehensive loss	$(17,671)	$(33,229)	$(101,390)	$(100,962)

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net loss	$(17,611)	$(33,121)	$(101,339)	$(101,007)
Adjustments to reconcile to EBITDA:
Dividend income	(155)	(152)	(697)	(1,728)
Interest income	(2,067)	(2,065)	(8,964)	(9,638)
Depreciation and amortization	1,173	994	4,454	4,600
Provision for income taxes	8	13	58	56
EBITDA	(18,652)	(34,331)	(106,488)	(107,717)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(279)	4,639	(4,202)	3,722
Other (income) expense, net	(990)	9	(955)	19
Stock-based compensation	2,687	2,319	10,665	8,722
Lease termination expense, net	—	—	13,577	—
Legal settlement expense, net of insurance proceeds	—	—	5,162	—
Other non-recurring operating expenses	252	—	1,230	—
Restructuring costs	—	2,221	280	2,418
Adjusted EBITDA	$(16,982)	$(25,143)	$(80,731)	$(92,836)

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Total operating expenses	$21,216	$31,287	$117,252	$110,176
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,687)	(2,319)	(10,665)	(8,722)
Lease termination expense, net	—	—	(13,577)	—
Legal settlement expense, net of insurance proceeds	—	—	(5,162)	—
Other non-recurring operating expenses	(252)	—	(1,230)	—
Restructuring costs	—	(2,221)	(280)	(2,418)
Adjusted total operating expenses	$18,277	$26,747	$86,338	$99,036

Contacts

Investor and Media:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com
Source: Quantum-Si Incorporated